                         AMENDED AND RESTATED BYE - LAWS

                                       of

                        ENDURANCE SPECIALTY HOLDINGS LTD.

I HEREBY CERTIFY that the within written Bye-Laws are a true copy of the Amended and Restated Bye-Laws of Endurance Specialty Holdings Ltd. as adopted by the shareholders thereof at the Annual General Meeting held on 27 April 2005 in place of those originally adopted on 19 July, 2002 as subsequently amended on 25
February 2003.

                                   Prepared by
                         Messrs Appleby Spurling Hunter
                                  Canon's Court
                               22 Victoria Street
                                Hamilton, Bermuda

                                    I N D E X
                                    ---------


BYE-LAW                    SUBJECT                                                         PAGE
-------                    -------                                                         ----

1                          Interpretation                                                     1
2                          Registered Office                                                  8
3,4                        Share Rights                                                       9
5,6                        Modification of Rights                                            10
7-11                       Shares                                                            11
12-15                      Certificates                                                      14
16-19                      Lien                                                              16
20-25                      Calls on Shares                                                   19
26-32                      Forfeiture of Shares                                              20
33                         Required Sale of Shares                                           22
34,35                      Register of Shareholders                                          23
36                         Register of Directors and Officers                                23
37-39                      Transfer of Shares                                                24
40-43                      Transmission of Shares                                            25
44-46                      Increase of Capital                                               27
47,48                      Alteration of Capital                                             28
49,50                      Reduction of Capital                                              29
51                         General Meetings and Written Resolutions                          29
52-55                      Notice of General Meetings                                        30
56-62                      Proceedings at General Meetings                                   31
63-66                      Votes of Shareholders                                             33
67                         Shareholder Disclosure                                            37

BYE-LAW                    SUBJECT                                                         PAGE
-------                    -------                                                         ----

68-79                      Voting Procedures                                                 40
80-86                      Proxies and Corporate Representatives                             43
87-90                      Appointment and Removal of Directors                              46
91                         Resignation and Disqualification of Directors                     49
92-94                      Alternate Directors                                               50
95                         Observers                                                         51
96                         Directors' Fees and Additional
                           Remuneration and Expenses                                         51
97                         Directors' Interests                                              52
98-102                     Powers and Duties of the Board                                    53
103-105                    Delegation of the Board's Powers                                  55
106-114                    Proceedings of the Board                                          56
115                        Officers                                                          58
116                        Minutes                                                           59
117,118                    Secretary and Resident Representative                             60
119                        The Seal                                                          60
120-126                    Dividends and Other Payments                                      61
127                        Reserves                                                          63
128                        Capitalisation of Profits                                         63
130,131                    Record Dates                                                      64
132-134                    Accounting Records                                                66
135                        Audit                                                             67
136-138                    Service of Notices and Other Documents                            67
139                        Winding Up                                                        68
140-146                    Indemnity                                                         69
147                        Amalgamation                                                      72

BYE-LAW                    SUBJECT                                                         PAGE
-------                    -------                                                         ----

148                        Continuation                                                      72
149                        Alteration of Bye-Laws                                            72
150                        Certain Subsidiaries                                              73



                         AMENDED AND RESTATED BYE - LAWS
                                       of
                        ENDURANCE SPECIALTY HOLDINGS LTD.

                                 INTERPRETATION

1. (1) In these Bye-Laws unless the context otherwise requires - "AFFILIATE"
       means, with respect to any specified person, a person that directly or indirectly controls, is controlled by or is under common control with such person. For the purpose of this definition, the term "control" means the power to direct the management of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlled" and "controlling" have meanings correlative to the foregoing.

       "ALTERNATE DIRECTOR" means an Alternate Director appointed in accordance with Bye-Law 92.

       "APPRAISED VALUE" with respect to any Ordinary Share means, as of any specified date, the value of such Ordinary Share as of such date as determined by an investment bank of nationally recognised standing selected by the Shareholder and reasonably acceptable to the Company. If the investment bank selected by the Shareholder is not reasonably acceptable to the Company, and the Company and the Shareholder cannot agree on a mutually acceptable investment bank, then the Company and the
       Shareholder shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination. The Company shall pay the costs and fees of each such investment bank (including any such investment bank selected by the
       Shareholder), and the decision of the investment bank making such determination of Appraised Value shall be final and binding on the
       Company and the Shareholder. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of (A) the value derived from a hypothetical sale of the
       Company as a going concern by a willing seller to a willing buyer
       (neither acting under any compulsion) and (B) the liquidation value of the Company. No discount shall be applied on account of (i) the purchased
       Shares representing a minority interest, (ii) any lack of liquidity of the purchased Shares, (iii) the fact that the purchased Shares may constitute "restricted securities" for securities law purposes, (iv) the existence of the Company's right, as set forth in these Bye-Laws and the
       Shareholders Agreement, to require Shareholders to sell Shares to the
       Company or to one or more third parties designated by the Company or (v)
       the existence of the possibility of a reduction in voting power pursuant to these Bye-Laws. The Appraised Value per Class A Share as of any
       specified date shall be identical to the Appraised Value per Ordinary
       Share on such date.

       "BERMUDA" means the Islands of Bermuda.

       "BOARD" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum.

       "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which banks in any of Hamilton, Bermuda, or New York, New York are authorised or obligated by law or executive order to close.

       "CLASS A SHARES" shall mean the Class A shares, par value $1.00 per share, of the Company.

                                        2

       "CLASS A WARRANT" means a warrant, dated July 22, 2002, granting to the holder thereof the right to purchase Class A Shares from the Company on the terms and subject to the conditions therein.

       "CODE" means the United States Internal Revenue Code of 1986, as amended, or any United States federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement United States federal statute.

       "CONFIDENTIAL INFORMATION" shall have meaning given to such term in
       Bye-Law 67(2).

       "COMPANIES ACTS" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company.

       "COMPANY" means the company incorporated in Bermuda under the name of
       Endurance Specialty Holdings Ltd. on 27 June 2002.

       "CONTROL GROUP" means, with respect to any person, all Shares directly owned by such person and all Shares directly owned by each other
       Shareholder any of whose Shares are included in the Controlled Shares of such person.

       "CONTROLLED SHARES" in reference to any person means all Shares that such person is deemed to own directly, indirectly (within the meaning of
       Section 958(a) of the Code) or, in the case of any U.S. Person, constructively (within the meaning of Section 958(b) of the Code).

       "CONVERSION REQUEST" shall have the meaning given such term in Bye-Law 8.

       "CONVERTIBLE SECURITIES" means evidences of indebtedness, shares
       (including without limitation the Class A Shares (notwithstanding any limitations on conversion thereof)), or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, Ordinary Shares, either immediately or upon the occurrence of a specified date or a specified event.

       "CONVERTING SHAREHOLDER" shall have the meaning given such term in
       Bye-Law 7.

       "CURRENT MARKET PRICE" with respect to any Ordinary Share means, as of any specified date, the average of the daily market prices of the
       Ordinary Shares for the twenty (20) consecutive Business Days immediately preceding such date. The "daily market price" for each such Business Day shall be: (1) if the Ordinary Shares are then listed on a national securities exchange or on Nasdaq, the last sale price, regular way, on such day on the principal stock exchange or market system on which the
       Ordinary Shares are then listed or admitted to trading, or, if no such sale takes place on such day, the average of the closing bid and asked prices for the Ordinary Shares on such day as reported on such stock exchange or market system or (2) if the Ordinary Shares are not then listed or admitted to trading on any national securities exchange or on
       Nasdaq but are traded over-the-counter, the average of the closing bid and asked prices for the Ordinary Shares as reported on Nasdaq or the
       Electronic Bulletin Board or in the National Daily Quotation Sheets, as
       applicable.

       "DESIGNATED COMPANIES" shall have the meaning given such term in Bye-Law
       150.

       "DESIGNATED COMPANY DIRECTORS" shall have the meaning given such term in
       Bye-Law 150.

       "DIRECTOR" means such person or persons as shall be appointed to the
       Board from time to time pursuant to Bye-Law 87.

       "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

       "FAIR VALUE" with respect to any Ordinary Share means, as of any specified date, (1) if the Ordinary Shares are publicly traded on such date, the Current Market Price per Ordinary Share or (2) if the Ordinary
       Shares are not publicly traded on such date, (A) the fair market value per Ordinary Share as determined in good faith by the Board and set forth in the Purchase Notice or (B) if the Shareholder objects in writing to such price as determined by the Board within thirty (30) days after receiving notice of same, the Appraised Value per Ordinary Share as of such date. The Fair Value per Class A Share as of any specified date shall be identical to the Fair Value per Ordinary Share on such date.

       "FULLY DILUTED BASIS" means assuming the exercise, conversion or exchange of all Share Purchase Rights, other than unvested Options, at the time outstanding.

       "INDEMNIFIED PERSON" shall have the meaning given such term in Bye-Law
       140.

       "INITIAL WARRANT" means a warrant, dated as of July 22, 2002, granting to the holder thereof the right to purchase Ordinary Shares and/or Class A
       Shares from the Company on the terms and subject to the conditions set forth therein.

       "9.5% SHAREHOLDER" means a person that owns Shares (within the meaning of
       Section 958 (a) of the Code) and owns or is deemed to own Controlled
       Shares which confer votes in excess of 9.5% (or such other percentage as determined under Bye-Law 69(3)) of the votes conferred by all of the issued and outstanding Shares.

       "MEETING DATE" shall have the meaning given such term in Bye-Law 131.

       "MEMORANDUM" means the Memorandum of Association of the Company in its present form or as from time to time amended.

       "OBSERVER" means an Observer appointed in accordance with Bye-Law 95.

       "OFFICER" means a person appointed by the Board pursuant to Bye-Law 115 and shall not include an auditor of the Company.

       "OPTIONS" means options to purchase Shares, including options to purchase
       Shares that may be granted to certain directors, officers and employees of the Company.

       "ORDINARY SHARES" shall mean the ordinary shares, par value $1.00 per share, of the Company.

       "PAID UP" means paid up or credited as paid up.

       "PUBLICLY TRADED SHARES" means (i) any Shares that (A) have been issued pursuant to an effective registration statement under the Securities Act or (B) have been sold to the public pursuant to Rule 144 under the
       Securities Act or any similar successor rule; (ii) any Shares that have been sold to the public outside the United States pursuant to the statutes applicable to such sale in the country or jurisdiction in which such Shares were sold; or (iii) any Shares issued upon the registration of transfer of another Share that is a Publicly Traded Share.

       "RECORD DATE" shall have the meaning given such term in Bye-Law 131.

       "RECORD DATE HOLDER" shall have the meaning given such term in Bye-Law
       131.

       "REGISTER" means the Register of Shareholders of the Company.

       "REGISTERED OFFICE" means the registered office for the time being of the
       Company.

       "RELATED GROUP" means a group of Shareholders that are investment vehicles and are under common control or management.

       "RELEVANT SHARES" shall have the meaning given such term in Bye-Law 131.

       "REMOVED COMPANY DIRECTORS" share the meaning given such term in Bye-Law
       150.

       "RESIDENT REPRESENTATIVE" means the individual (or, if permitted in accordance with the Companies Acts, the company) appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy resident representative appointed by the
       Board to perform any of the duties of the resident representative.

       "RESOLUTION" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted either in general meeting or by written resolution, in accordance with the provisions of these Bye-Laws.

       "SEAL" means the common seal of the Company and includes any duplicate thereof.

       "SECRETARY" includes a temporary or assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the
       Secretary.

       "SECURITIES ACT" means the United States Securities Act of 1933, as amended, or any United States federal statute then in effect that has replaced such statute.

       "SERVICE" shall have the meaning given such term in Bye-Law 67(2).

       "SHAREHOLDER" means a shareholder or member of the Company.

       "SHAREHOLDERS AGREEMENT" means that certain Amended and Restated
       Shareholders Agreement, dated as of January 30, 2003, as amended from time to time, among the Company, Endurance Specialty Insurance Ltd. and each of the Shareholders and Warrant Holders listed on Schedule A thereto.

       "SHARE PURCHASE RIGHTS" means any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of Shares or
       Convertible Securities, whether or not immediately exercisable.

       "SHARES" means any shares in the share capital of the Company.

       "SPONSOR" has the meaning assigned such term in the Shareholders
       Agreement.

       "THESE BYE-LAWS" means these Amended and Restated Bye-Laws in their present form or as from time to time amended.

       "TRANSFER" when used with respect to Shares, includes granting security interests in Shares, pledging Shares, or otherwise transferring or disposing of any interest in Shares.

       "U.S. PERSON" means a "United States person" as defined in Section 957(c)
       of the Code.

       "UNITED STATES" means the United States of America and dependent territories or any part thereof.

       "WARRANT" means an Initial Warrant or a Class A Warrant.

       "WARRANT HOLDER" has the meaning assigned such term in the Shareholders
       Agreement.

   (2) For the purposes of these Bye-Laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present;

   (3) Words importing only the singular number include the plural number and vice versa;

   (4) Words importing only the masculine gender include the feminine and neuter genders respectively;

   (5) Words importing persons include any individual, partnership, corporation, limited liability company, joint venture, joint stock company, trust, unincorporated organization, government (or an agency or political subdivision thereof) or other entity;

   (6) Reference to writing shall include typewriting, printing, lithography, photography, telecopy and other modes of representing or reproducing words in a legible and non-transitory form;

   (7) Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

                                        8

                                REGISTERED OFFICE

2. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

                                  SHARE RIGHTS

3. Subject to any special rights conferred on the holders of any Share or class of Shares, any Share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

4. (1) Subject to the Companies Acts, any redeemable  preference Shares may, with the sanction of a resolution of the Board, be issued on terms:

       (a) that they are to be redeemed on the happening of a specified event or on a given date; and/or,

       (b) that they are liable to be redeemed at the option of the
           Company; and/or,

       (c) if authorised by the Memorandum, that they are liable to be redeemed at the option of the holder.

       The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these Bye-Laws.

                                        9

   (2) The Board may, at its discretion and without the sanction of a
       Resolution, authorise the purchase by the Company of its own Shares, of any class, at any price (whether at par or above or below par), and any
       Shares to be so purchased may be selected in any manner, upon such terms as the Board may in its discretion determine PROVIDED ALWAYS that such purchase is effected in accordance with the provisions of the Companies
       Acts. To the extent permitted by the Companies Acts, the whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash.

                          MODIFICATION OF RIGHTS

5. Subject to the Companies  Acts,  all or any of the special  rights for the time being attached to any class of Shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy-five percent (75%) of the issued Shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such Shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the
   Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy more than fifty percent (50%) of the aggregate voting power of the Shares of the relevant class, that every holder of Shares of the relevant class shall be entitled on a poll to one vote for every such Share held by him (subject to any adjustments made to the voting power of the Shares of any Shareholder pursuant to Bye-Law 64) and that any holder of Shares of the relevant class present in person or by proxy may demand a poll; PROVIDED, HOWEVER, that if the Company or a class of Shareholders shall have only one Shareholder, one
   Shareholder present in person or by proxy shall constitute the necessary quorum.

6. For the purpose of this Bye-Law, unless otherwise expressly provided by the rights attaching to or the terms of issue of such Shares or class of Shares, such rights or terms, as the case may be, shall not be deemed to be altered by:

   (1) the creation or issue of further Shares ranking pari passu therewith;

   (2) the creation or issue for full value (as determined by the Board) of further Shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

   (3) the purchase or redemption by the Company of any of its own Shares.

                               SHARES

7. The share capital of the Company shall consist of Ordinary Shares and
   Class A Shares.

   (1) All Ordinary Shares shall have the voting power determined pursuant to
       Bye-Law 64.

   (2) All Class A Shares shall have all of the rights of, and shall be treated identically in all respects with, Ordinary Shares
       (including with respect to dividends and other distributions, whether of cash or other property (including securities),
       stock splits, subdivisions and combinations, reorganizations, reclassifications, amalgamations, mergers, consolidations, liquidations, distributions or the like or the granting of
       Share Purchase Rights), except that they shall carry no voting rights other than such voting rights as may be required from time to time by the Companies Acts, these Bye-Laws or the
       Shareholders Agreement.

   (3) Subject to paragraphs (4) and (5) of this Bye-Law, at any time and from time to time, any holder of Class A Shares (a
       "Converting Shareholder") may convert all or any portion of its Class A Shares

       into Ordinary Shares on a one-for-one basis in accordance with the procedures set forth in Bye-Law 8, unless (i) the Board reasonably determines that such conversion of all or any part of such Class A Shares may cause adverse tax consequences, determined after giving effect to the reduction in voting power pursuant to the provisions of Bye Laws 64, to the Company, any of its subsidiaries or any U.S. Person as to which the
       Shares held by such Shareholder constitute Controlled Shares or (ii) in the case of Class A Shares except those initially issued upon the exercise of an Initial Warrant, the Ordinary Shares held by such holder after such a conversion would not have voting power greater than the
       Ordinary Shares, if any, held by such holder before such a conversion
       (after giving effect to any reduction in voting power imposed in accordance with Bye-Laws 64). The Board may elect to accept only a portion of the total Class A Shares requested to be converted if such partial conversion is acceptable to the Converting Shareholder and if the
       Board reasonably determines that the conversion of a greater amount may cause adverse tax consequences to the Company, any of its subsidiaries or any U.S. Person as to which the Shares held by such Shareholder constitute Controlled Shares. In the event that the Board declines to accept all or a portion of the total Class A Shares requested to be converted by multiple Shareholders, the Board will use its best efforts to treat similarly situated Shareholders equitably (to the extent possible under the circumstances).

   (4) Class A Shares obtained by a Shareholder upon exercise of an Initial
       Warrant pursuant to Section 4.1 thereof may, when held by the Warrant
       Holder that exercised such Initial Warrant or any Affiliate of such
       Warrant Holder, be converted into Ordinary Shares only if such conversion would not cause any Person to become a 9.5% Shareholder (without giving effect to any provisions of these Bye-Laws that might limit the voting power of such Ordinary Shares).

                                       12

   (5) Class A Shares issued by the Company other than pursuant to the exercise of an Initial Warrant may not be converted into Ordinary Shares by the
       Shareholder to whom such Class A Shares were originally issued nor by any
       Affiliate of such Shareholder.

8. (1) Subject to the last  sentence of this  paragraph  (1), in order to convert Class A Shares, a Converting Shareholder shall deliver to the
       Company a written request (a "Conversion Request") and share certificate(s) representing the Class A Shares to be converted. The Board shall determine whether to accept the Conversion Request within ten (10)
       Business Days of receipt of such request. If the Board elects to reject the Conversion Request which it may do only if it reasonably determines that the Conversion may cause adverse tax consequences as determined in subsection 3(i) of Bye-Law 7, or if the Converting Shareholder fails to meet the requirements of subsections 3(ii), (4) or (5) of Bye-Law 7, the
       Company will return the certificates promptly. The Board may delegate the decision whether to accept the Conversion Request to a committee of the
       Board, an Officer or other persons. In connection with the exercise of an
       Initial Warrant, a Shareholder may request a prospective conversion of the Class A Shares to be issued upon exercise thereof, such that the exercise and conversion may occur simultaneously.

   (2) Notwithstanding any other provision hereof, if a conversion of Class A
       Shares is to be made in connection with any public offering of Ordinary
       Shares or in connection with any transfer of Shares approval of which is required pursuant to Bye-Laws 37 through 39, at the election of the
       Converting Shareholder the conversion of Class A Shares may be conditioned upon the consummation of such public offering or transfer
       (with such conversion to occur simultaneously therewith).

   (3) Within five (5) Business Days after a Conversion Request is accepted by the Board (or simultaneously with a public
       offering or other transfer if made in connection therewith), the Company shall deliver to the Converting Shareholder (or, if applicable, to its transferee):

       (a) a certificate representing the Ordinary Shares into which the number of Class A Shares accepted for conversion have been converted; and

       (b) a certificate representing the Class A Shares, if any, that were represented by the certificate delivered to the Company but were not converted.

   (4) The issuance of certificates for Ordinary Shares upon any conversion of
       Class A Shares shall be made without charge to the Converting
       Shareholders for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion. The Ordinary
       Shares into which such Class A Shares shall have been converted shall be validly issued and fully paid.

9.  Subject to the provisions of these Bye-Laws, the unissued Shares of the
    Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

10. Shares may be issued in fractional denominations and in such event the
    Company shall deal with such fractions to the same extent as its whole shares, so that a share in a fractional denomination shall have, in proportion to the fraction of a whole share that it represents, all the rights of a whole share, including (but without limiting the generality of the foregoing) the right to vote (subject to any adjustments made pursuant to Bye-Law 64), to receive dividends and distributions and to participate in a winding-up.

11. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any
    Share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or (except only as otherwise provided in these Bye-Laws, or by law) any other right in respect of any Share except an absolute right to the entirety thereof in the registered holder.

                             CERTIFICATES

12. The preparation, issue and delivery of certificates shall be governed by the Companies Acts. In the case of a Share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

13. If a Share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

14. All certificates for share or loan capital or other securities of the
    Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine and issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on

    any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, and may determine that a representation of the Seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on any certificate, ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

15. Nothing in these Bye-Laws shall prevent title to any securities of the
    Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Acts, and (i) the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations and (ii)
    any such transfer shall be subject to the applicable provisions of
    Bye-Law 37.

                                  LIEN

16. The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such Share in respect of such Share, and the Company shall also have a first and paramount lien on every Share (other than a fully paid
    Share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such
    Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other

    than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company's lien on a
    Share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any Share to be wholly or in part exempt from the provisions of this Bye-Law.

17. The Company may sell, in such manner as the Board may think fit, any Share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the Share.

18. The net proceeds of sale by the Company of any Shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Share prior to the sale) be paid to the person who was the holder of the Share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the Share sold to the purchaser thereof.
    The purchaser shall be registered as the holder of the Share and he shall not be bound to see to the application of the purchase money, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the sale.

                                        17

19. (1) Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the
        Company to make any payment in respect of any shares registered in any of the Company's registers as held either jointly or solely by any
        Shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such
        Shareholder by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any Shareholder and whether in consequence of:

        (a)   the death of such Shareholder;

        (b)   the non-payment of any income tax or other tax by such
              Shareholder;

        (c)   the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his estate; or

        (d)   any other act or thing;

              in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

        (i)   the Company shall be fully indemnified by such Shareholder or his executor or administrator from all liability;

        (ii)  the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in any of the
              Company's registers as held either jointly or solely by such
              Shareholder for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Shareholder under or in consequence of any such law together with interest thereon (at a rate not exceeding that permissible under the Interest and Credit Charges (Regulation) Act 1975 of
              Bermuda) from the date of payment to the date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as
              aforesaid together with interest as aforesaid;

        (iii) the Company may recover as a debt due from such Shareholder or his executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the
              Company; and

        (iv)  the Company may, if any such money is paid or payable by it under any such law as aforesaid, refuse to register a transfer of any shares by any such Shareholder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid, or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the
              Company, until such excess is paid to the Company.

    (2) Subject to the rights conferred upon the holders of any class of shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Shareholder as aforesaid, his estate representative, executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

                        CALLS ON SHARES

20.  The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares (whether on account of the par value of the Shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen (14) days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his Shares. A call may be revoked or postponed as the Board may determine.

21.  A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

22.  The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

23.  If a sum called in respect of the Share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

24.  Any sum which, by the terms of issue of a Share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the Share or by way of

     premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

25.  The Board may on the issue of Shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

                          FORFEITURE OF SHARES

26.  If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

27.  The notice shall name a further day (not being less than fourteen (14)
     days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the Shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any Share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

28.  If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

29.  When any Share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the
     Share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

30.  A forfeited Share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

31.  A person whose Shares have been forfeited shall thereupon cease to be a
     Shareholder in respect of the forfeited Shares but shall,
     notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the Shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the Shares forfeited.

32.  An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a Share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the
     Share. The Company may receive the consideration (if any) given for the
     Share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the Share to the person to whom the same is sold, re-allotted or disposed of, and

                                       22

     he shall thereupon be registered as the holder of the Share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the Share.

                         REQUIRED SALE OF SHARES

33.  If the Board reasonably  determines,  upon the written advice of counsel, that Share ownership by any person may result in any non-de minimis adverse tax, legal or regulatory consequences to the Company, any subsidiary of the
     Company, or any other holder of Shares (including if such consequence arises as a result of any Person owning Controlled Shares of 9.5% or more of the value of the Company or the voting Shares (after giving effect to any adjustment to voting power required by Bye-Law 64)), the Company will have the option but not the obligation to purchase or assign to a third party or one or more other Shareholders the right to purchase the minimum number of Shares held by such person which is necessary to eliminate such non-de minimis adverse tax, legal or regulatory consequence at a price determined in the good faith discretion of the Board to represent such
     Shares' fair market value; provided that if the Shares are traded on a securities exchange in or outside the United States, the fair market value per Share shall be determined by the Board based on the average of the last sales price per Share or if there is none, the average of the bid and asked price per Share, in each case for the ten business days prior to the repurchase date. The determinations by the Board pursuant to this Bye-Law
     33 shall be final and binding. The Board will use reasonable efforts to ensure equal treatment to similarly situated Shareholders to the extent possible under the circumstances in connection with the application of this
     Bye-Law 33.

                        REGISTER OF SHAREHOLDERS

34.  The Register shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by the Companies Acts. Subject to the provisions of the Companies Acts, the Company may keep one or more branch registers in any place, and the Board may make, amend and revoke any resolutions as it may think fit respecting the keeping of such registers.

35.  The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to the
     Companies Acts. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day. Unless the Board so determines, no Shareholder or intending
     Shareholder shall be entitled to have entered in the Register or any branch register any indication of any trust or any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 11.

                       REGISTER OF DIRECTORS AND OFFICERS

36.  The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

                                       24

                               TRANSFER OF SHARES

37.  (1)  Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, including, without limitation, the provisions of this Bye-Law, any Shareholder may transfer all or any of his Shares by an instrument of transfer in the usual common form, or in any other form or by any other method permissible under applicable law, in either case as may be approved by the Board.

     (2)  The instrument of transfer of a Share shall be signed by or on behalf of the transferor and, where any Share is not fully-paid, the transferee.

     (3)  The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any
          transfer of any Share which is not a fully paid Share.

     (4)  The Board may refuse to recognise an instrument of transfer unless the instrument of transfer is duly stamped and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may
          reasonably require to show the right of the transferor to make the transfer.

     (5)  The Board may refuse to recognise an instrument of transfer unless the instrument of transfer is in respect of only one class of
          Share.

     (6)  The Board may decline to register any transfer unless the instrument of transfer is in favour of less than five persons jointly.

     (7)  The Board may also decline to register any transfer unless it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in
          Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

                                        25

     (8)  All instruments of transfer when registered may be retained by the Company.

     (9)  No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop
          notice, order of court or other instrument relating to or
          affecting the title to any Share, or otherwise making an entry in the Register relating to any Share.

     (10) Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and under Bye-Law 38.

38.  If the Board declines to register a transfer it shall, within thirty
     (30) days after the date on which the notice or instrument of transfer was delivered to the Board, send to the transferee notice of such refusal.

39.  The transferor of a Share shall be deemed to remain the holder of the
     Share until the name of the transferee is entered in the Register in respect thereof. Any purported transfer of any Share in contravention of any of the restrictions on transfer contained in these Bye-Laws shall be void and of no effect and shall not be entered in the
     Register.

                         TRANSMISSION OF SHARES

40.  In the case of the death of a Shareholder,  the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his Shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any Share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or,

     failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law. For greater certainty, where two or more persons are registered as joint holders of a Share or Shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said Share or Shares and the
     Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

41.  Any person becoming entitled to a Share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the Share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.
     If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such Share in favour of his nominee. All the limitations, restrictions and provisions of these
     Bye-Laws relating to the right to transfer and the registration of transfer of Shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder. The rights of any person becoming entitled to a Share under Bye-Laws 40 through
     42 shall be subject to the Company's right to require a Shareholder to sell
     Shares in accordance with Bye-Law 33.

42.  A person becoming entitled to a Share in consequence of the death of a
     Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the Share, but he shall not be entitled in respect of the Share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the Share any of the rights or privileges of a
     Shareholder until he shall have become registered as the holder thereof.
     The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the Shares until the requirements of the notice have been complied with.

43.  Subject to any directions of the Board from time to time in force, the
     Secretary may exercise the powers and discretions of the Board under
     Bye-Laws 40 through 42.

                           INCREASE OF CAPITAL

44.  The Company may from time to time increase its capital by such sum to be divided into Shares of such par value as the Company by Resolution shall prescribe and in any manner permitted by the Companies Acts.

45.  The Company may, by the Resolution increasing the capital, direct that the new Shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the
     Companies Acts) at a discount to all the holders for the time being of
     Shares of any class or classes in proportion to the number of such
     Shares held by them respectively or make any other provision as to the issue of the new Shares.

46.  The new Shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

                          ALTERATION OF CAPITAL

47. The Company may from time to time by Resolution and in any manner permitted by the Companies Acts:-

    (1)  divide its Shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

    (2)  consolidate and divide all or any of its share capital into Shares of larger par value than its existing Shares;

    (3)  sub-divide its Shares or any of them into Shares of smaller par value than is fixed by the Memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the
         Share from which the reduced Share is derived;

    (4)  make provision for the issue and allotment of Shares which do not carry any voting rights;

    (5)  cancel Shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the
         Shares so cancelled; and

    (6)  change the currency denomination of its share capital.

         Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the
         Shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the Shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

48. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference Shares into redeemable preference
    Shares.

                              REDUCTION OF CAPITAL

49. Subject to the Companies Acts, the Memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium or contributed surplus account in any manner.

50. In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of
    Shares, those Shares to be affected.

               GENERAL MEETINGS AND WRITTEN RESOLUTIONS

51. (1)  The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board or the President of the Company may, whenever it or he thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.

    (2)  Except in the case of the removal of auditors or Directors, anything which may be done by resolution in general meeting may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders or any class thereof or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the
         Companies Acts) on behalf of such Shareholder, being all of the
         Shareholders of the Company or any class thereof who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution. Such resolution in writing may be signed in as many counterparts as may be necessary.

    (3)  For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

    (4)  A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A
         resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies
         Acts and these Bye-Laws.

                      NOTICE OF GENERAL MEETINGS

52. An Annual General Meeting shall be called by not less than ten (10) days'
    notice in writing and a Special General Meeting shall be called by not less than ten (10) days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 136 and 137 to all
    Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company and to any Director or Resident Representative who
    or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

53. A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares of the Company present in person or by proxy shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

54. Subject to the Companies Acts, the Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with
    Bye-Law 136 upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with Bye-Law 52.

55. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

                    PROCEEDINGS AT GENERAL MEETINGS

56. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which

    shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, at least four Shareholders present in person or by proxy and representing more than fifty percent (50%) of the aggregate voting power of the Company shall be a quorum for all purposes;
    PROVIDED, HOWEVER, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

57. If within fifteen (15) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present in person or by proxy, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine. The
    Company shall give not less than ten (10) days' notice of any meeting adjourned through want of a quorum.

58. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

59. Each Director upon giving the notice referred to in Bye-Law 52, and the
    Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

60. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no such
    Chairman or President, or if at any meeting neither the Chairman nor the President is present within five (5) minutes after the time appointed for holding the

    meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

61. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.
    Subject to the Companies Acts, in addition to any other power of adjournment conferred by law the chairman of the meeting may at any time without consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

62. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                         VOTES OF SHAREHOLDERS

63. Subject to the provisions of Bye-Laws 64 and 65, and subject to any rights and restrictions for the time being attached to any class or classes of
    Shares, every Shareholder and every person representing a Shareholder by proxy shall have one vote for each Share carrying the right to vote on the

                                        34

    matter in question of which he or the person represented by proxy is shown in the Register as the holder. All matters in these Bye-Laws that are subject to a vote or approval of Shareholders shall be based upon the voting power of such Shareholders' Shares as determined pursuant to Bye-Laws 63 through 66. For the avoidance of doubt, in applying the provisions of these
    Bye-Laws, a Share may carry a fraction of a vote.

64. (1) If, as a result of giving effect to the provisions of Bye-Law 63 or otherwise, the votes conferred by the Controlled Shares of any person would otherwise cause such person to be treated as a 9.5% Shareholder, the votes conferred by the Shares of such person's Control Group are hereby reduced (and shall be automatically reduced in the future) by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares of such person shall not exceed 9.5%
        (or such other percentage as determined under Bye-Law 64(3)) of the total voting power of all of the Shares entitled to vote on the matter in question.

    (2) The reduction in votes pursuant to Bye-Law 64(1) shall be determined as follows:

        (a) Beginning with the Control Group of the person whose Controlled
            Shares have the largest number of votes and continuing, as required, with the Control Group of each person whose Controlled Shares successively have a smaller number of votes (after giving effect to prior reductions), the reduction in votes conferred by the Shares of a Control Group shall be effected proportionately among all the
            Shares of such Control Group in accordance with the relative voting power of such Shares, provided, however, that the votes conferred by the Shares directly owned by Capital Z Financial Services Fund II,
            L.P. and Capital Z Financial Services Private Fund II, L.P. shall not be reduced below one vote per share pursuant to this Bye-Law
            64(2).

        (b) After all required reductions to Shares of Control Groups are effected pursuant to subparagraph (a), the amount of any reduction in the votes of the Shares held by each Shareholder effected by application of subparagraph (a) above shall be (i) reallocated among and conferred on the Shares held directly by such Shareholder, proportionately in accordance with the reduction in voting power of such Shares pursuant to subparagraph (a) above, to the extent that so doing does not cause any person to be treated as a 9.5%
            Shareholder and (ii) the amount of any remaining reduction in votes shall then be allocated and conferred proportionately among the
            Shares held directly by all other Shareholders in accordance with the relative voting power of such Shares; provided, however, that no
            Shares shall be conferred votes to the extent that so doing shall cause any person to be treated as a 9.5% Shareholder.

    (3) Upon written notification by a Shareholder to the Board,

        (a) such Shareholder shall be entitled to direct that the Board (x)
            treat it (and/or any specified Affiliate to whom Shares owned by such Shareholder could be attributed pursuant to Section 958(a) of the Code) as a U.S. Person, and/or (y) treat it, together with other related Shareholders so designated by such Shareholder, as one person for purposes of determining such Shareholder's Control Group;
            or

        (b) the number of votes conferred by the total number of Shares held by such Shareholder shall be reduced to that percentage of the total voting power of the Company, as so designated by such Shareholder
            (subject to acceptance of such reduction by the Board in its sole discretion) so that

                                       36

            (and to the extent that) such Shareholder may satisfy any applicable insurance or other regulatory requirement (including tax regulatory)
            or voting threshold or limitation that may be applicable to such
            Shareholder.

   (4)  If, after giving effect to the provisions of Bye-Laws 64(1) and (2), the votes conferred by the Shares directly held by any Related Group would otherwise represent more than 9.5% of the votes conferred by all of the issued and outstanding Shares, the votes conferred by such Shares are hereby reduced (and shall be automatically reduced in the future)
        proportionately among all the Shares directly held by such Related Group in accordance with the relative voting power of such Shares, by whatever amount is necessary so that after any such reduction the votes conferred by the Shares directly held by such Related Group shall not exceed 9.5%
        of the votes conferred by all of the issued and outstanding Shares. The amount of any reduction in votes pursuant to this Bye-Law 64(4) shall then be allocated and conferred proportionately among the Shares held directly by all Shareholders who are not in such Related Group in accordance with the relative voting power of such Shares; provided, however, that no Shares shall be conferred votes to the extent that so doing shall cause any person to be treated as a 9.5% Shareholder.

    (5) Notwithstanding anything to the contrary in this Bye-Law 64, the votes conferred by the Controlled Shares of any Shareholder shall not exceed such amount as would result in any U.S. Person that owns Shares of the
        Company (within the meaning of Section 958(a) of the Code) being treated as owning (within the meaning of Section 958 of the Code) more than 9.5%
        (or such lower percentage designated by a Shareholder pursuant to
        Bye-Law provision 64(3) hereof) of the aggregate voting power of the votes conferred by all the Shares of the Company entitled to vote on a particular matter in question.

    (6) The Board shall implement the foregoing in the manner set forth in this
        Bye-Law. In addition to any other provision of this Bye-Law 64, any
        Shares shall not carry rights to vote or shall have reduced voting rights to the extent that the Board reasonably determines in good faith that it is necessary that such Shares should not carry the right to vote or shall have reduced voting rights in order to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the
        Company, any subsidiary of the Company or any Shareholder or its affiliates; provided, that the Board will use reasonable efforts to exercise such discretion equally among similarly situated Shareholders to the extent possible under the circumstances and provided further, that the Board shall reallocate the amount of any reduction in vote in the manner described in Bye-Law 64(2)(b).

65. The determination by the Board, made in good faith, upon the written advice of counsel, as to any adjustments to voting power of any Share made pursuant to Bye-Law 64 shall be final and binding.

66. Prior to any vote being cast on a resolution proposed at a meeting, the
    Board of Directors shall notify the Shareholders of the voting power conferred by their Shares at such meeting determined in accordance with
    Bye-Laws 63 and 64 hereof.

                        SHAREHOLDER DISCLOSURE

67. (1) Subject to the  provisions of this Bye-Law 67, the Company shall have the authority to request from any Shareholder, and such Shareholder shall provide to the Company, such information as the

        Company may reasonably request for the purpose of (i) determining whether any Shareholder's voting rights are to be adjusted pursuant to
        Bye-Law 64, (ii) conducting the analysis required by Bye-Law 33, (iii)
        determining whether the Company would realize any income that would be included in the income of any Shareholder (or any interest holder, whether direct or indirect, of any Shareholder) by operation of Section
        953(c) of the Code and (iv) determining whether the Company or any of its subsidiaries would be entitled to the benefits of a tax treaty.

    (2) Any information provided by each Shareholder to the Company pursuant to this Bye-Law 67 shall be deemed "confidential information" (the
        "Confidential Information") and shall be used by the Company solely for the purposes contemplated by this Bye-Law (except as may be required otherwise by applicable law or regulation). The Company shall hold such
        Confidential Information in strict confidence and shall not disclose any
        Confidential Information that it receives, except (i) to the Internal
        Revenue Service (the "Service") if and to the extent the Confidential
        Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant Bye-Laws (iii) to officers and employees of the
        Company or its Affiliates, subject to Bye-Law 67(3), or (iv) as otherwise required by law or regulation.

    (3) The Company shall take all measures practicable to ensure the continued confidentiality of the Confidential Information and shall grant the persons referred to in Bye-law 67(2)(ii) and
        (iii) above access to the Confidential Information only to the extent necessary to allow them to assist the Company in any analysis required by Bye-Law 33, or 64, to determine whether the Company would realize any income that would be included in the income of any Shareholder (or any interest holder, whether direct or indirect, of

        any Shareholder) by operation of Section 953(c) of the Code or to determine whether the Company or any of its subsidiaries would be entitled to the benefits of a tax treaty. Prior to granting access to the Confidential Information to such persons, the Company shall inform them of its confidential nature and of the provisions of this Bye-Law and shall require them to abide by all the provisions hereof. The
        Company shall not disclose the Confidential Information to any Director
        (other than a Director that is also either the Chief Executive Officer,
        Chairman, Deputy Chairman, President or Vice President, except as required by law or regulation, upon request to the Company). For the avoidance of doubt, the Company shall be permitted to disclose to the
        Shareholders and others the relative voting percentages of the
        Shareholders after application of Bye-Law 64. At the written request of a Shareholder, the Confidential Information of such Shareholder shall be destroyed or returned to such Shareholder after the later to occur of
        (i) such Shareholder no longer being a Shareholder or (ii) the expiration of the applicable statute of limitations with respect to any
        Confidential Information obtained for purposes of engaging in any tax related analysis.

    (4) The Company shall (i) notify a Shareholder immediately of the existence, terms and circumstances surrounding any request made to the
        Company to disclose any Confidential Information provided by or with respect to such Shareholder and, prior to such disclosure, shall permit such Shareholder a reasonable period of time to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Bye-Law, and (ii) if, in the absence of a protective order, such disclosure is required in the opinion of counsel to the Company, the
        Company shall make such disclosure without liability hereunder, provided that the Company shall furnish only that portion of the Confidential

        Information which is legally required, shall give such Shareholder notice of the information to be disclosed as far in advance of its disclosure as practicable and, upon the request of such Shareholder and at its expense, shall use best efforts to ensure that confidential treatment will be accorded to all such disclosed information.

    (5) If a Shareholder fails to respond to a request for information from the Company pursuant to this Bye-Law or submits incomplete or inaccurate information in response to such a request, the Company may in its reasonable discretion (after considering the circumstances described in any response to the request by the Shareholder and providing such
        Shareholder with a cure period of such length, if any, as the Company in its reasonable discretion shall determine to be reasonable under the circumstances) determine that such Shareholder's Shares shall carry no or reduced, as the case may be, voting rights until otherwise determined by the Company in its reasonable discretion.

    (6) The Board may rely exclusively on the analysis, deliberation, reports and other communications of those persons specified in (i)-(iii)
        of Bye-Law 67(2) above with respect to the collection, disclosure or use of the Confidential Information, including, but not limited to determining whether the Company would realize any income that would be included in the income of any Shareholder (or any interest holder, whether direct or indirect, of any Shareholder) by operation of Section
        953(c) of the Code, implementing Bye-Law 33, or 64, or determining whether the Company or any of its subsidiaries would be entitled to the benefits of a tax treaty.

                       VOTING PROCEDURES

68. Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

69. Subject to any rights or restrictions for the time being lawfully attached to any class of Shares and subject to the provisions of these
    Bye-Laws including any adjustments made to the voting power of the
    Shares of any Shareholder pursuant to Bye-Law 64, at any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

    (1) the chairman of the meeting; or

    (2) at least three Shareholders present in person or represented by proxy; or

    (3) any Shareholder or Shareholders present in person or
        represented by proxy and holding between them not less than one eleventh of the total voting rights of all the
        Shareholders having the right to vote at such meeting; or

    (4) a Shareholder or Shareholders present in person or represented by proxy holding Shares conferring the right to vote at such meeting, being Shares on which an aggregate sum has been paid up equal to not less than one eleventh of the total sum paid up on all such Shares conferring such right.

    The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand for a poll was made. Unless a poll is so demanded and the demand is not

    withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

70. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

71. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time later in the meeting as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

72. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

73. On a poll, votes may be cast either personally or by proxy.

74. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

75. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

76. In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

77. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

78. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

79. If:

    (1) any objection shall be raised to the qualification of any voter;
    or,

    (2) any votes have been counted which ought not to have been counted or which might have been rejected; or,

    (3) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

                 PROXIES AND CORPORATE REPRESENTATIVES

80. A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some of his shares at any general meeting
    (including an adjourned meeting). A proxy need not be a Shareholder.

81. The instrument appointing a proxy shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or executed by an officer, attorney or other person authorised to sign the same.

82. Any Shareholder may appoint a proxy or(if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the
    Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. For the purposes of service on the Company pursuant to this
    Bye-Law, the provisions of Bye-Law 136 as to service on Shareholders shall mutatis mutandis apply to service on the Company. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the
    Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board

                                       45

    may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

83. Subject to Bye-Law 82, the instrument appointing a proxy or authorisation, as the case may be, together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) by such date and time specified in the notice prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy or authorisation, as the case may be, shall not be treated as valid.

84. Instruments of proxy or authorisation, as the case may be, shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy or authorisation, as the case may be, for use at that meeting or in connection with that written resolution. The instrument of proxy or authorisation, as the case may be, shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.
    The instrument of proxy or authorisation, as the case may be, shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

85. A vote given in accordance with the terms of an instrument of proxy or authorisation, as the case may be, shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or authorisation, as the case may be, or of the authority under which it was executed, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation, as the case may be, in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy or authorisation, as the case may be, is used.

86. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations, as the case may be, and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings or to sign written resolutions.

                 APPOINTMENT AND REMOVAL OF DIRECTORS

87. (1) The number of Directors constituting the Board shall be not less than two (2) nor more than twenty (20), the exact number to be determined from time to time by the Company by Resolution; PROVIDED, HOWEVER, that if no such Resolution shall be in effect the number of Directors shall be twelve (12).

    (2)  The Board shall be divided into three classes, with the term of the office of one class expiring each year. Each class
         shall consist, as nearly as possible, of one-third of the
         total number of Directors constituting the entire Board. There is no distinction in the voting or other powers and
         authorities of Directors of different classes; the
         classifications are solely for the purposes of the retirement by rotation provisions set out in this Bye-Law 87. All
         Directors will be designated as either class I, class II or class III Directors. The Board shall from time to time by
         resolution determine the respective numbers of class I
         Directors, class II Directors and class III Directors.

    (3)  Each class I Director shall (unless his office is vacated in accordance with these Bye-Laws) serve until the conclusion of the Annual General Meeting of the Company held in the calendar year 2006 and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third Annual General Meeting after the class I Directors together were last appointed or
         re-appointed.

    (4)  Each class II Director shall (unless his office is vacated in accordance with these Bye-Laws) serve until the conclusion of the Annual General Meeting of the Company held in the calendar year 2007 and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third Annual General Meeting after the class II Directors together were last appointed or
         re-appointed.

    (5)  Each class III Director shall (unless his office is vacated in accordance with these Bye-Laws) serve until the conclusion of the Annual General Meeting of the Company held in the calendar year 2005 and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third Annual General Meeting after the class III Directors together were last appointed or
         re-appointed.

    (6)  If the number of Directors is altered by Resolution pursuant to this Bye-Law, such Resolution shall apportion any increase or decrease among the classes so as to maintain the number of
         Directors in each class as equal as possible, but in no case shall a decrease in the number of Directors shorten the term of any incumbent Director. All Directors, upon election or appointment (except upon election at an Annual General
         Meeting), must provide written acceptance of their
         appointment, in such form as the Board may think fit, by
         notice in writing to the Registered Office within thirty days of their appointment.

88. The Company shall at the Annual General Meeting and may by Resolution determine the minimum and the maximum number of Directors and may by
    Resolution determine that one or more vacancies in the Board shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to elect any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy. A Director so appointed shall fill the vacancy arising and shall, for the purposes of these Bye-Laws, constitute a member of the class of Directors represented by the person that he replaces and shall hold office for the balance of the term of such vacant Board position or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

89. The Company may in a Special General Meeting called for that purpose remove a Director provided notice of any such meeting shall be served upon the Director concerned not less than fourteen (14) days before the meeting

    and he shall be entitled to be heard at that meeting. Notice of every general meeting shall be given in any manner permitted by Bye-Law 136 and
    137. Any vacancy created by the removal of a Director at a Special General
    Meeting may be filled at the Meeting by the election of another Director in his place or, in the absence of any such election, by the Board. A Director so elected or appointed shall hold office for the balance of the term of such vacant Board position or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

90. If a Shareholder desires to nominate one or more individuals for election as
    Directors at any general meeting duly called for the election of Directors, written notice of such Shareholder's intent to make such a nomination must be received by the Company at the Registered Office (or at such other place or places as the Board may otherwise specify from time to time for this purpose) not less than 120 days nor more than 150 days before the first anniversary of the date of the notice convening the Company's annual general meeting of shareholders for the prior year. Such notice shall set forth (i)
    the name and address, as it appears in the Register, of the Shareholder who intends to make such nomination; (ii) a representation that the Shareholder is a holder of record of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination;
    (iii) the class and number of Shares which are held by the Shareholder; (iv)
    the name and address of each individual to be nominated; (v) a description of all arrangements or understandings between the Shareholder and any such nominee and any other person or persons (naming such person or persons)
    pursuant to which such nomination is to be made by the Shareholder; (vi) a description of all material personal and business relationships between the
    Shareholder and any such nominee during the preceding ten (10) years; (vii)
    such other information regarding any such nominee that would be required to be included in a proxy statement filed pursuant to Regulation

    14A under the Exchange Act, whether or not the Company is then subject to such Regulation; (viii) the consent of any such nominee to serve as a
    Director, if so elected; and (ix) the certification of any such nominee as to the accuracy and completeness of the information set forth in such notice. The Company will send copies of such notice to all Shareholders with the notice of the Annual General Meeting at which Directors will be elected.
    The chairman of such meeting shall, if the facts reasonably warrant, refuse to acknowledge a nomination that is not made in compliance with the procedure specified in this Bye-Law, and any such nomination not properly brought before the meeting shall not be considered.

             RESIGNATION AND DISQUALIFICATION OF DIRECTORS

91. The office of a Director shall be vacated upon the happening of any of the following events:

    (1) if he resigns his office by notice in writing delivered to the
        Registered Office or tendered at a meeting of the Board;

    (2) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

    (3) if he becomes bankrupt under the laws of any country or compounds with his creditors;

    (4) if he is prohibited by law from being a Director;

    (5) if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

                          ALTERNATE DIRECTORS

92. A Director may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the

    Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by resolution of the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An
    Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

93. An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any
    Director to whom he is alternate in his absence.

94. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An
    Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

                               OBSERVERS

95. Pursuant to the provisions of the Shareholders Agreement, certain
    Shareholders may have the right to designate or remove an Observer who shall
    (1) have the right to receive due notice of and to attend and participate in
    (but not vote at) all meetings of the Board and all meetings of committees of the Board other than the Nominating Committee, (2) have the right to receive copies of all documents and other information furnished to Directors and to members of committees of the Board other than the Nominating
    Committee, (3) have the same rights as any Director to review the books and records of the Company and to make inquiries of and meet with its Officers and employees, (4) have the same rights that a Director has pursuant to
    Bye-Law 92 mutatis mutandis to appoint and remove a person to act as an
    Observer in the alternative to himself and (5) be entitled to be indemnified by the Company pursuant to Bye-Laws 140 through 145 to the same extent mutatis mutandis as if he were a Director.

       DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES

96. The  amount, if any, of Directors' fees shall from time to time be determined by the Board and in the absence of a determination to the contrary such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the
    Company's business or in the discharge of his duties as a Director. Any
    Director who, by request, goes or resides abroad for any purposes of the
    Company or who performs services which in the opinion of the Board go beyond the ordinary duties of

    a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

                         DIRECTORS' INTERESTS

97. (1)  A Director may hold any other office or place of profit with the
         Company (except that of auditor) in conjunction with his office of
         Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other
         Bye-Law.

    (2)  A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

    (3)  Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company (except to the extent provided in Bye-Law 150 with respect to a Designated Company)
         held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing

         the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

    (4)  So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these
         Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

    (5)  Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

                    POWERS AND DUTIES OF THE BOARD

98. Subject to the provisions of the Companies Acts and these Bye-Laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the
    Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

99.  The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the
     Company or of any other persons.

100. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

101. The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

102. The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the
     Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation

                                       56

     or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

                    DELEGATION OF THE BOARD'S POWERS

103. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions
     (not exceeding those vested in or exercisable by the Board under these
     Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

104. The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 105, other individual any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

                                       57

105. When required under the requirements from time to time of any stock exchange on which the Shares of the Company are listed, the Board shall appoint an Audit Committee, Compensation Committee, and Nominating and
     Corporate Governance Committee in accordance with the requirements of such stock exchange. The Board may also delegate any of its powers, authorities and discretions to any other committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit.
     Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the
     Bye-Laws regulating the proceedings of the Board.

                        PROCEEDINGS OF THE BOARD

106. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit, unless
     otherwise required by these Bye-Laws. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the
     requisition of a Director shall, at any time summon a meeting of the Board.

107. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or sent to him by post, cable, telex, telecopier, email, or other mode of representing or reproducing words in a legible and
     non-transitory form at his last known address or any other address given by him to the Company for this purpose. A
     Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business
     conducted at the meeting.

108. (1) The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of Directors in office from time to time and in no event shall be less than two
         Directors. Any Director who ceases to be a Director at a
         meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

    (2)  A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these
         Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested, and he shall be
         taken into account in ascertaining whether a quorum is
         present, but the resolution with respect to the contract,
         transaction or arrangement will fail unless it is approved by a majority of the disinterested Directors voting on the
         resolution.

    (3)  The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice, to the Registered Office, be entitled to receive notice of,
         attend and be heard at, and to receive minutes of all meetings of the Board.

109. So long as a quorum of Directors remains in office, the continuing
     Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing
     Director may act only for the purpose of calling a general meeting.

110. The Chairman (or President) or, in his absence, the Deputy Chairman (or
     Vice-President), shall preside as chairman at every meeting of the
     Board. If at any meeting the Chairman or Deputy Chairman (or the
     President or Vice-

     President) is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

111. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

112. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

113. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

114. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

                                OFFICERS

115. The Officers of the Company shall include a President and a  Vice-President or a Chairman and a Deputy Chairman who shall be Directors and shall be elected by the Board as soon as possible after the statutory meeting and each Annual General Meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this
     Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these
     Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

                                 MINUTES

116. The Board shall cause minutes to be made and books kept for the purpose of recording -

     (1) all appointments of Officers made by the Board;

     (2) the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee;

     (3) of all proceedings at meetings of the Company, of the holders of any class of Shares in the Company, of the Board and of committees appointed by the Board or the Shareholders;

     (4) of all proceedings of its managers (if any).

         Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in
         Bye-Law 141 and the minutes of meetings of the Shareholders of the
         Company.

                  SECRETARY AND RESIDENT REPRESENTATIVE

117. The Secretary (including one or more deputy or assistant secretaries)
     and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the
     Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

118. A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                                THE SEAL

119. (1) The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof.
     Should the Seal not have been received at the Registered
     Office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be
     sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the
     centre thereof.

     (2) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any
         instrument to which a Seal is affixed shall be signed by
         either two Directors, or by the Secretary and one Director, or
         by the Secretary or by any one person whether or not a
         Director or Officer, who has been authorised either generally or specifically to affirm the use of a Seal; PROVIDED that the
         Secretary or a Director may affix a Seal over his signature alone to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication

                      DIVIDENDS AND OTHER PAYMENTS

120. The Board may from time to time declare dividends, or distributions out of contributed surplus, to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 128, in paying up in full Shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other.
     The Board may also pay any fixed cash dividend which is payable on any
     Shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

121. Except insofar as the rights attaching to, or the terms of issue of, any Share otherwise provide:

     (1) all dividends, or distributions out of contributed surplus, may be declared and paid according to the amounts paid up on the Shares in respect of which the dividend or distribution is paid, and an amount paid up on a Share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the
         Share;

     (2) dividends, or distributions out of contributed surplus, may be apportioned and paid pro rata according to the amounts paid-up on the Shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

122. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of Shares of the Company.

123. No dividend, distribution or other moneys payable by the Company on or in respect of any Share shall bear interest against the Company.

124. Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of Shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the Shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the Shares held by such joint holders.

125. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the Share into a separate account shall not constitute the Company a trustee in respect thereof.

126. The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend, or distribution out of contributed surplus, wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board PROVIDED that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

                                RESERVES

127. The Board may, before recommending or declaring any dividend, or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

                        CAPITALISATION OF PROFITS

128. The Board may, from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any Shares in the
     Company held by such Shareholders respectively or in payment up in full of unissued Shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, PROVIDED that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued Shares to be issued to such Shareholders credited as fully paid and PROVIDED, FURTHER, that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid Shares of the same class as that from which the relevant share premium was derived.

129. Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem

     expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

                              RECORD DATES

130. Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

131. In relation to any general meeting of the Company or of any class of
     Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to
     Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a "Record Date") prior to the date fixed for the meeting
     (the "Meeting Date") and, notwithstanding any provision in these
     Bye-Laws to the contrary, in such case:

     (1) each person entered in the Register at the Record Date as a
         Shareholder, or a Shareholder of the relevant class (a "Record
         Date Holder") shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or
         privileges of a Shareholder, or a Shareholder of the relevant class (in each case subject to Bye-Law 64), in relation to that meeting in respect of the Shares, or the Shares of the relevant class, registered in his name at the Record Date;

    (2)  as regards any Shares, or Shares of the relevant class, which are registered in the name of a Record Date Holder at the
         record date but are not so registered at the meeting date
         ("Relevant Shares"), each holder of any Relevant Shares at the meeting date shall be deemed to have irrevocably appointed that Record Date Holder as his proxy for the purpose of
         attending and voting in respect of those relevant Shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such
         manner as the Record Date Holder in his absolute discretion may determine; and

    (3)  accordingly, except through his proxy pursuant to paragraph
         (2) of this Bye-Law, a holder of relevant Shares at the
         meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or
         privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the relevant Shares at that meeting.

    The entry of the name of a person in the Register as a Record Date
    Holder shall be sufficient evidence of his appointment as proxy in respect of any relevant Shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter
    (including the Board's powers and discretions relevant to such matter)
    shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant Shares.

                          ACCOUNTING RECORDS

132. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.

133. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an Officer) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board, Resolution.

134. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

                                  AUDIT

135. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

                SERVICE OF NOTICES AND OTHER DOCUMENTS

136. Any notice or other document (including a Share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as

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     appearing in the Register or by sending it by courier to such registered address, or by sending it by email to an address supplied by such
     Shareholder for the purpose of the receipt of notices or documents in electronic form, or by delivering it to or leaving it at such address as appears in the Register for such Shareholder. In the case of joint holders of a Share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered forty-eight (48) hours after it was put in the post, and when sent by courier, twenty-four (24) hours after sending or, when sent by email, twelve (12) hours after sending and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, sent by courier or sent by email, as the case may be.

137. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder, or other person entitled to it, if it is sent to him by courier, cable, telex, telecopier, email or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four (24) hours after its despatch, when sent by courier, cable, telex or telecopier and twelve (12) hours after its despatch when sent by email.

138. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of

     any Share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the Share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.

                              WINDING UP

139. If the Company shall be wound up, the liquidator  may, with the sanction of a Resolution of the Company and any other sanction required by the
     Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the
     Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

                               INDEMNITY

140. Subject to the proviso below, every Director, Officer of the Company and member of a committee constituted under Bye-Law 105 and any Resident
     Representative and their respective heirs, executors and administrators
     (any of the foregoing, an "Indemnified Person") shall be indemnified and held harmless out of the assets of the Company against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by law (including but not limited to liabilities under contract, tort, fiduciary duties

     and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company's business or in the discharge of his duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

141. No Indemnified Person shall be liable to the Company for the acts, neglects, defaults or omission of any other Indemnified Person PROVIDED
     ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

142. Every Indemnified Person shall be indemnified out of the funds of the
     Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company's business or in the discharge of his duties, in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

143. To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

144. Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such
     Indemnified Person to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claim or right of action which would render the waiver void pursuant to the Companies Acts and shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such
     Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

145. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Bye-Laws 140, 141 and 144 shall be paid by the Company in advance of the final disposition of such action or proceeding (including any cost or expense incurred in obtaining such advance or indemnification)
     upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified
     Person is not entitled to be indemnified pursuant to Bye-Laws 140, 141 and
     144 PROVIDED THAT no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:

     (1) by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

    (2) in the case such a meeting cannot be constituted by lack of a disinterested quorum, by independent legal counsel in a written opinion; or

    (3) by a majority vote of the Shareholders (after giving effect to any adjustments to the voting power imposed pursuant to Bye-Law 64).

     Each Shareholder of the Company, by virtue of its acquisition and continued
     holding of a Share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-Law are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company.

146. The purpose of Bye-laws 140-145 as a whole is to provide the broadest indemnity allowable at law, and to the extent any indemnification hereunder is prohibited, unenforceable or not authorized under applicable law, it is the intent of these Bye-Laws that such indemnification be interpreted as broadly as possible without invalidating the remaining provisions hereof. Specifically, to the extent prohibited by Bermuda law, these Bye-laws shall not result in indemnification of any person, including an Indemnified Person, to the extent he engaged in fraud or dishonesty.

                              AMALGAMATION

147. Any resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 56 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-Law 69.

                              CONTINUATION

148. Subject to the Companies Acts, the Board may approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda. The Board, having resolved to approve the discontinuation of the Company, may further resolve not to proceed with any application to discontinue the Company in Bermuda or may vary such application as it sees fit.

                        ALTERATION OF BYE-LAWS

149. (1) These Bye-Laws may be revoked or amended by the Board, which may from time to time revoke or amend them in any way by a resolution of the
         Board passed by a majority of the Directors then in office and eligible to vote on that resolution, but no such revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the Shareholders (a) by Resolution passed by a majority of votes cast (after giving effect to any adjustments to voting power imposed pursuant to Bye-Law 64) whenever it is proposed by the Board to repeal, alter or amend any of the Bye-Laws except Bye-Laws
         140-146 or (b) by Resolution of eighty five percent (85%) of the total votes cast (after giving effect to any adjustments to voting power imposed pursuant to Bye-Law 64) whenever it is proposed by the Board to repeal, alter or amend Bye-Laws 140-146 or adopt any provision inconsistent therewith .

     (2) Any repeal, alteration or amendment of Bye-Laws 140-146 or adoption of any provision inconsistent therewith shall not adversely affect any rights to indemnification and to the advancement of expenses thereunder existing at the time of such

         repeal, alteration, amendment or adoption with respect to any acts or omissions occurring immediately prior to such repeal, alteration, amendment or adoption.

                          CERTAIN SUBSIDIARIES

150. (1) Except to the extent otherwise provided in Bye-Law 150(3), with respect to any subsidiary of the Company that is not a U.S. corporation or that is not treated as a pass-through or disregarded entity for U.S. federal income tax purposes (unless such disregarded entity owns, directly or indirectly, any subsidiary that is organized under the laws of a jurisdiction outside of the United States that is treated as a corporation for U.S. federal income tax purposes) (together, the
         "Designated Companies"), subject to any applicable mandatory law of the relevant jurisdiction (i) the board of directors of each such
         Designated Company shall consist of the persons, a majority of whom are
         Directors of the Company, who have been elected as director designees with respect to such Designated Company by the Shareholders of the
         Company ("Designated Company Directors") in a general meeting of the
         Shareholders by resolution, which resolution directs the Company to vote its shares in such Designated Company to ensure that the board of directors of such Designated Company consists of the Designated Company
         Directors designated with respect to such Designated Company, and (ii)
         the Shareholders of the Company in a general meeting may designate the persons to be removed as directors of any Designated Company (the
         "Removed Company Directors") by resolution, which resolution directs the Company to vote its shares in the Designated Company to effect the removal of the Removed Company Directors from the board of directors of the applicable Designated Company, subject to the requirement that a majority of the directors of each Designated Company are directors of the Company.

    (2)  Notwithstanding the general authority of the Board set out in
         Bye-Law 97(3), the Company shall vote all shares owned by the Company in each Designated Company (i) to elect the Designated Company
         Directors with respect to each Designated Company as the directors of such Designated Company and to remove the Removed Company Directors with respect to each Designated Company as directors of such Designated
         Company and (ii) to ensure that the constitutional documents of such
         Designated Company require such Designated Company Directors to be elected and such Removed Company Directors to be removed as provided in this Bye-Law. The Board and the Company shall ensure that the constitutional documents of each such Designated Company shall effectuate or implement this Bye-Law and, subject to any applicable mandatory law of the relevant jurisdiction, contain a provision substantially similar to this Bye-Law 150 governing the election, appointment and removal of its direct subsidiaries' directors. The
         Company shall also enter into agreements with each such Designated
         Company to effectuate or implement this Bye-Law and take such other actions as are necessary to effectuate or implement this Bye-Law.

    (3)  The provisions set forth in Bye-Law 150 shall not apply with respect to any subsidiary of the Company that is not a U.S. corporation if a substantial portion of the income of such corporation is from U.S.
         sources and is effectively connected with the conduct by such corporation of a trade or business or permanent establishment within the United States (unless either (a) such income is exempt from taxation, or otherwise subject to a

         reduced rate of tax, pursuant to a treaty obligation of the United
         States or (b) such corporation owns, directly or indirectly, any subsidiary that is not a U.S. corporation that does not earn a substantial portion of its income from U.S. sources or the income is not effectively connected with the conduct by such subsidiary of a trade or business or permanent establishment within the United States)
         and any other income of such corporation does not, and is not expected to, constitute subpart F income as defined in Section 952(a) of the
         Code.

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